Exhibit (c)(vi)

Preliminary & Confidential

PROJECT RANGER

Presentation to the Special Committee of the Board of Directors

December 5, 2001

Disclaimer

In preparing the enclosed materials, Dresdner Kleinwort Wasserstein, Inc. (“DrKW”) has assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us by NCH Corporation (“NCH” or the “Company”) or their representatives or that was publicly available, and we have not assumed any responsibility for independent verification of any such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts, and analyses provided to us, and assumed that such projections, forecasts and analyses were reasonable, prepared in good faith and on bases reflecting the best currently available judgments and estimates of NCH management. We express no opinion with respect to such projections, forecasts, or analyses or the assumptions upon which they are based.

Our analyses are necessarily based on economic, regulatory, market, financial and other conditions as they exist on, and on the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the information contained in the enclosed materials, and DrKW has no obligation to update or revise such materials.

It is understood that the enclosed materials have been prepared by DrKW solely for the benefit and use of the Special Committee of the Board of Directors of the Company and may not be relied upon by any other person. The enclosed materials may not be quoted, referred to, reproduced at any time, or used in any manner for any other purpose or delivered to any other person without the prior written consent of DrKW.

Situation Overview
DRAFT

Table of Contents

A.	Situation Overview

B.	Overview of Levy Group Proposal

C.	Selected Financial Information

D.	Valuation Summary

E.	Appendix

1. Discounted Cash Flow Analysis

2. Comparable Companies Analysis

3. Comparable Acquisitions Analysis

4. Leveraged Buyout Analysis

5. Premiums Analysis

6. Financial Projections

7. Stock Price Performance

DRAFT

Situation Overview

Situation Overview
DRAFT

Levy Group Proposal

•	On October 1, 2001, NCH Corporation (“NCH” or the “Company”) announced that on September 28, certain members of the Levy family (the “Levy Group”) had proposed to acquire the outstanding shares of NCH that the Levy Group did not already own for $47.50 per share in cash (the “Proposal”)

•	The Proposal represents a 21.2% premium to the September 28 closing price of NCH’s common stock

•	The Levy Group currently owns approximately 57.3% of the 5.3MM outstanding common shares of NCH

•	In its letter to the Company’s Board of Directors dated September 28, the Levy Group indicated that members of the Levy family had no interest in selling their common stock in NCH other than approximately 229,000 shares that may be sold by certain family members

-	Lester Levy Sr. and Irvin Levy have indicated that, for liquidity purposes, they each may sell approximately 100,000 shares (approximately 7% of their respective holdings), as well as 29,000 shares held in a Levy family trust, either in the tender offer contemplated by the Proposal or in the open market after a transaction is announced

•	We also have been advised that Milton Levy and his family (who are not part of the Levy Group) may sell all of their approximate 15,000 to 20,000 NCH shares in the tender offer or in the open market after announcement

Situation Overview
DRAFT

Transaction Timeline

•	On October 8, 2001, DrKW was retained by the Special Committee of the Board of Directors (the “Special Committee”) to advise it with respect to the Proposal

•	DrKW received a package of various documents from advisors to the Levy Group, including financial projections prepared by NCH in April and July 2001

•	Upon receipt of this package, DrKW commenced its due diligence

•	On October 22, 2001, DrKW and Sullivan & Cromwell (“S&C”), counsel to the Special Committee, met with NCH management as well as representatives of Deutsche Banc Alex. Brown (“Deutsche Bank”) and Debevoise & Plimpton (“Debevoise”) to discuss NCH’s operations, business plan and future prospects

•	At that meeting, DrKW received a third set of projections prepared by NCH in mid-September 2001

•	On October 24, 2001, DrKW received additional materials from NCH management, including annual budgets for some or all of the Company’s business segments, which were prepared at the end of the last two fiscal years

•	On October 24 and 26, 2001, DrKW received certain reports prepared by Bain & Company (“Bain”) for NCH, including a September 1998 project proposal, a December 1998 Plumbmaster strategy report, a March 1999 Chemical Specialties strategy report and an August 2001 Partsmaster strategy report

•	On October 26, 2001, DrKW and S&C participated in conference calls with representatives of the Company and the Levy Group about various due diligence matters, including the terms and status of the Levy Group’s proposed financing of the Proposal

Situation Overview
DRAFT

Transaction Timeline (Cont’d)

•	Also on October 26, 2001, DrKW and S&C participated in a conference call with Irvin Levy, Deustche Bank and Debevoise to discuss the Proposal and related matters, in which Mr. Levy made the following points, among others

•	Although they had been approached from time to time by other firms about a possible recapitalization, neither the Company nor the Levy Group had hired any firm to evaluate this or any alternative transaction until the Levy Group engaged Debevoise and Deutsche Bank in January and March 2001, respectively, to begin evaluating a possible going private transaction

•	Neither NCH nor the Levy Group has ever had any approaches by or discussions with third parties regarding a possible sale of NCH or any of its continuing operations

•	The Levy Group has made no commitments and has no plans for NCH to make divestitures or acquisitions after consummation of the Proposal

•	On October 31, 2001, DrKW, the Special Committee and S&C met to discuss the Proposal

•	After the meeting, DrKW, acting as a representative of the Special Committee, contacted the Levy Group’s advisors to propose that the Levy Group increase its offer for the minority stake to $57.00 per share

•	On November 8, DrKW and S&C participated in a conference call with representatives from Bain regarding the firm’s previous work for NCH

•	In general, the Bain representative said that Bain had consulted regarding various issues facing the Company but did not identify any “quick fixes"

•	The Bain representative emphasized that the deterioration in NCH’s European results in recent years was one of the Company’s most important problems

Situation Overview
DRAFT

Transaction Timeline (Cont’d)

•	On November 8 and November 12, DrKW and S&C participated in conference calls with representatives from Bank of America (“BofA”) to discuss various aspects of the proposed financing, including the proposed sources and uses of funds and the results of the bank’s due diligence efforts

•	By letter dated November 8, BofA extended its due diligence deadline to December 10 with regard to two outstanding items:

-	Customer interviews

-	Phase 1 environmental reports

•	Despite this extension, BofA indicated that the due diligence process was proceeding smoothly and no serious issues had been found

•	On November 28, NCH provided DrKW with preliminary financials for the quarter and six months ended October 31

•	The Company’s second quarter results appear to reflect continuing declining financial performance

-	We are awaiting information from the Company to enable us to make comparisons with prior quarters which include some discontinued operations

•	After giving effect to the preliminary October 31 financials, the Company’s LTM results decrease significantly, with LTM EBITDA falling by approximately $5.4MM

Situation Overview
DRAFT

Transaction Timeline (Cont’d)

•	On November 29, representatives of DrKW and Deutsche Bank met to discuss their respective valuation methodologies as well as the Company’s recent results

•	A copy of the materials provided by Deutsche Bank is being separately provided to the Special Committee

•	Throughout the meeting, Deutsche Bank’s representatives emphasized that the Company’s declining LTM performance effectively caused the Levy Group’s initial offer to represent a higher multiple of the Company’s recent results

-	LTM EBITDA as of October 31 fell to $42.1MM from $47.5MM as of July 31

•	Certain differences between Deutsche Bank’s and DrKW’s valuation methodologies were identified

•	In its comparable company trading analysis, Deutsche Bank used a smaller universe of companies than DrKW. Deutsche Bank’s universe has a median LTM EBITDA multiple of 7.0x, compared with DrKW’s of 7.3x

-	This assumes that Deutsche Bank gives equal weight to each of the companies in its comparable universe, which its representatives indicated was not the case

•	In its comparable transactions analysis, Deutsche Bank has a median LTM EBITDA multiple of 8.1x and a median LTM revenue multiple of 0.6x, versus DrKW’s calculations of 7.0x and 0.4x, respectively

-	Again, this assumes that Deutsche Bank gives equal weight to each of the transactions in the analysis

Situation Overview
DRAFT

Transaction Timeline (Cont’d)

•	In its discounted cash flow analysis, Deutsche Bank representatives indicated that they used higher discount rates (they mentioned a range from 11-15%) than those used by DrKW

-	An analysis of Deutsche Bank’s comparable companies suggests that Deutsche Bank applied some judgment to its range of discount rates, as the weighted average cost of capital for its comparables ranges from approximately 10-11%

DRAFT

Overview of Levy Group Proposal

Overview of Levy Group Proposal
DRAFT

Overview of Levy Group Proposal ($MM, except per share data)

•	The Levy Group’s offer represents the following multiples:

Implied Market Capitalization

Offer Price	$47.50

Total Shares Outstanding (MM)	5.3

Plus: Option Value	0.0

Equity Market Value	$253.0

Plus: Net Debt	37.1

Adjusted Market Value	$290.1

Share Price Premium Comparison

				52-Week

	1-Day	1-Week	4-Week	High	Low

Share Price Prior to 10/1/01(1)	$39.19	$39.30	$44.00	$56.28	$35.25

Offer Premium	21.2%	20.9%	8.0%	(15.6%)	34.8%

NCH Acquisition Multiples Implied by $47.50 Per Share Price

						Adjusted Market Value			Equity Market Value
	Amounts					as a Multiple of			as a Multiple of

	Sales	EBITDA	EBIT	Net Income	Book Value	Sales	EBITDA	EBIT	Net Income	Book Value

LTM as of 10/31/01	$652.8	$42.1	$30.1	$19.9	$230.7	0.4x	6.9x	9.6x	12.7x	1.1x

Fiscal Year ’02(2)	625.8	43.5	29.5	19.7	235.0	0.5x	6.7x	9.8x	12.8x	1.1x

(1)	The Levy Proposal was publicly announced on 10/01/01.

(2)	Source: September NCH management projections.

Overview of Levy Group Proposal
DRAFT

Multiple Sensitivity Analysis ($MM, except per share data)

Price Per Share	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

Premium to 9/28/01	21.2%	22.5%	27.6%	32.7%	37.8%	42.9%	48.0%	53.1%

Fully-Diluted Shares	5.3	5.3	5.3	5.3	5.3	5.3	5.3	5.3

Equity Market Value	$253.0	$255.7	$266.4	$277.0	$287.7	$298.3	$309.0	$319.6

Plus Net Debt as of 10/31/01	37.1	37.1	37.1	37.1	37.1	37.1	37.1	37.1

Adjusted Market Value	$290.1	$292.8	$303.5	$314.1	$324.8	$335.4	$346.1	$356.7

Sales

	FY 2001	$649.6	0.4x	0.5x	0.5x	0.5x	0.5x	0.5x	0.5x	0.5x

	LTM	652.8	0.4x	0.4x	0.5x	0.5x	0.5x	0.5x	0.5x	0.5x

	FY 2002E	625.8	0.5x	0.5x	0.5x	0.5x	0.5x	0.5x	0.6x	0.6x

EBITDA

	FY 2001	$51.9	5.6x	5.6x	5.8x	6.1x	6.3x	6.5x	6.7x	6.9x

	LTM	42.1	6.9x	7.0x	7.2x	7.5x	7.7x	8.0x	8.2x	8.5x

	FY 2002E	43.5	6.7x	6.7x	7.0x	7.2x	7.5x	7.7x	8.0x	8.2x

EPS

	FY 2001	$3.75	12.7x	12.8x	13.3x	13.9x	14.4x	14.9x	15.4x	16.0x

	LTM	3.73	12.7x	12.9x	13.4x	13.9x	14.5x	15.0x	15.5x	16.1x

	FY 2002E	3.70	12.8x	13.0x	13.5x	14.1x	14.6x	15.1x	15.7x	16.2x

Overview of Levy Group Proposal
DRAFT

Merger Agreement Financial Points

•	The current draft merger agreement (the “Merger Agreement”) proposed by the Levy Group provides for a two-step acquisition:

•	An initial tender offer to purchase shares at $47.50 in cash, followed by

•	A short-form merger at the same price

•	Principal conditions include:

•	Tender of a minimum number of shares that, when added to the Levy Group’s shares, will equal at least 90% of the outstanding shares

-	Requires non-Levy Group stockholders to tender approximately 77% of their shares to produce the additional percentage of outstanding shares needed (approximately 33%)

•	Accordingly, this condition imposes a “super-majority of the minority” requirement on the deal

-	Whether this condition can be waived without the Special Committee’s consent is still an open point

•	Financing for the tender offer and merger shall have been obtained on terms reasonably satisfactory to the Levy Group

-	The Levy Group has provided a written financing commitment, subject to customary conditions, including a material adverse change condition

-	It is important to note that the presence of a financing condition, particularly during the present period of significant market uncertainty, injects a meaningful degree of uncertainty into the Levy Proposal

•	Other customary conditions, including any development with a material adverse effect on the Company and market outs

Overview of Levy Group Proposal
DRAFT

Financing Commitment Summary

•	The Levy Group has provided DrKW with a commitment letter from Bank of America for a new senior credit facility to finance the Proposal and to provide working capital, with the following principal terms

•	Total Amount:	$130 million, subject to reduction if BofA is unable to successfully syndicate the facility, but to not less than the amount required to consummate the Proposal; subject to foregoing, BofA will commit to lend the full amount of the facility

•	Credit Facilities:	Five-year $80 million revolving credit facility and five-year amortizing $50 million term loan facility

•	Security:	All capital stock of borrower and domestic subsidiaries; 65% of stock of foreign subsidiaries; all present and future accounts receivable and inventory; guarantees by all existing and future domestic subsidiaries

•	Conditions:	Maximum Leverage Ratio (funded debt/EBITDA) of 2.25x at closing; other customary conditions, including satisfactory due diligence and documentation, absence of material changes, etc.

•	Financial Covenants:	Maintenance of LTM Maximum Leverage Ratio of 2.75x, with future step-downs to be agreed; Minimum Fixed Charge Coverage Ratio (unspecified); Minimum Asset Coverage Ratio (unspecified)

Overview of Levy Group Proposal
DRAFT

Debt Capacity Analysis

•	The Levy Group has indicated that it plans to use approximately $80MM of borrowings under the new senior credit facility (the “New Credit Facility”) and $50MM of NCH cash and equivalents to complete the transaction

•	Management has indicated that the balance of the cash remaining on the Company’s balance sheet ($28MM) is needed for working capital for the Company’s international subsidiaries

•	The Company also has indicated that it plans to reserve approximately $20MM of availability under the New Credit Facility to fund potential liabilities at an NCH Superfund site in New Jersey, and as much as $10MM of availability to fund potential deferred compensation expense

•	Accordingly, the Company would have a balance of approximately $22MM of working capital availability under the New Credit Facility

•	Assuming $78MM of borrowings under the New Credit Facility are utilized to fund the Proposal, the Company would have a pro forma funded debt-to-EBITDA ratio of approximately 1.9x, below the maximum of 2.25x allowed at closing

Sources ($MM)

NCH Cash	$50.0

New Credit Facility	78.0

Total Sources	$128.0

Uses ($MM)

Public Shares Purchased ($47.50)	$109.3

Levy Group Shrs. Purchased ($47.50)	10.9

Options & Stock Participation Plan	0.4

Dividends Payable	1.9

Approximate Fees And Expenses	5.6

Total Uses	$128.0

Overview of Levy Group Proposal
DRAFT

Debt Capacity Analysis ($MM) (Cont’d)

•	The Company likely could comply with the facility’s leverage covenants at a range of higher purchase prices

Purchase Price per Share	$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00

Uses:

Public Shares Acquired	$109.3	$110.4	$115.0	$119.6	$124.2	$128.8	$133.4	$138.0

Levy Group Shares Acquired	10.9	11.0	11.5	11.9	12.4	12.8	13.3	13.7

Options Cashed Out	0.4	0.4	0.5	0.5	0.5	0.5	0.5	0.5

Dividends Payable	1.9	1.9	1.9	1.9	1.9	1.9	1.9	1.9

Fees and Expenses	5.6	5.6	5.8	5.8	5.8	5.8	5.8	5.8

Total	$128.0	$129.3	$134.5	$139.6	$144.6	$149.7	$154.8	$159.8

Financing Sources:

Cash	$50.0	$50.0	$50.0	$50.0	$50.0	$50.0	$50.0	$50.0

Debt	78.0	79.3	84.5	89.6	94.6	99.7	104.8	109.8

Total	$128.0	$129.3	$134.5	$139.6	$144.6	$149.7	$154.8	$159.8

Pro Forma Debt / LTM EBITDA(1)	1.85x	1.88x	2.01x	2.13x	2.25x	2.37x	2.49x	2.61x

As Adjusted Debt / LTM EBITDA(1)(2)	2.57x	2.60x	2.72x	2.84x	2.96x	3.08x	3.20x	3.32x

Fixed Charge Coverage Ratio	1.4x	1.4x	1.3x	1.3x	1.3x	1.3x	1.2x	1.2x

(1)	Based on LTM EBITDA of $42.1MM. Assumes $28MM of cash not available to fund transaction or pay down debt.

(2)	Assumes $20MM and $10MM of availability under the New Credit facility used to fund environmental liabilities and deferred compensation obligations, respectively.

Overview of Levy Group Proposal
DRAFT

Significant Transaction Issues

•	Stock Price Performance Issues

•	The Levy Group’s $47.50 offer is 1.2% below the Company’s pre-offer 6-month average trading price of $48.08 and 15.6% below its 52-week high of $56.28

•	The Company’s stock price fell significantly in June shortly before and after it was removed from the S&P Midcap 400 Index

•	NCH stock price also has suffered due to the following factors:

-	Overhang due to the Levy family’s ownership stake

-	Small public float (2.2MM shares)

-	Low trading volume (10,000 shares a day)

-	No current equity coverage

-	Inability of equity funds to buy stock due to lack of float

Overview of Levy Group Proposal
DRAFT

Significant Transaction Issues (Cont’d)

•	Financial Performance Issues

•	NCH’s financial performance has deteriorated in recent years

-	Both current EBITDA and operating income margins are lower than the Company’s five year averages

-	Results for the most recent quarter (ended October 31) appear to continue this negative trend

-	A key question is whether the Company’s financial performance is susceptible to continued deterioration, or if it is likely to improve in the reasonably near future

•	Going forward, little near-term opportunity for meaningful stock price appreciation appears to exist outside of an offer from the Levy Group

-	Management projects declining financial results in fiscal year 2002 over the previous year

•	The long-term viability of the Company’s direct sales model is questionable

-	The Company faces increasing pressure from consolidating suppliers, customers and competitors

•	Revenue at NCH’s Plumbing Products and Retail Products Groups is heavily tied to a small number of retailers

-	Plumbing Products Group has invested heavily to maintain shelf space with its major customers

-	Retail Products Group generates nearly 80% of revenue from five customers

•	The Company’s Landmark Direct division is projected to operate at break-even for fiscal year 2002

Overview of Levy Group Proposal
DRAFT

Significant Transaction Issues (Cont’d)

•	Negotiation Issues

•	Any alternative buyer would not be able to execute a transaction without the support of the Levy Group

•	The Company’s stock price would likely fall if the offer were rescinded

•	The Levy Proposal does provide liquidity for minority shareholders, which would be difficult to achieve in the public markets

•	The Proposal would eliminate any downside in the stock price, as well as any upside opportunity

DRAFT

Selected Financial
Information

Selected Financial Information

DRAFT

Financial Summary ($MM)(1)

	Historical
Summary Financials	1999	2000	2001	LTM(2)

Sales	$674.5	$674.3	$649.6	$652.8
Growth		0.0%	-3.7%
Gross Profit	291.6	291.5	283.9	271.1
Gross Margin	43.2%	43.2%	43.7%	41.5%
SG&A	(244.7)	(244.6)	(232.0)	(229.0)
SG&A/Sales	36.3%	36.3%	35.7%	35.1%
EBITDA	46.9	46.9	51.9	42.1
Margin	7.0%	7.0%	8.0%	6.4%
EBIT	33.1	33.0	39.8	30.1
Operating Margin	4.9%	4.9%	6.1%	4.6%
Net Interest Expense	0.0	0.0	(3.0)	(1.8)
Taxes	(12.1)	(12.0)	(16.8)	(8.4)
Tax Rate	36.5%	36.5%	45.7%	29.6%
Net Income	21.0	21.0	20.0	19.9
Capital Expenditures	(12.7)	(8.8)	(10.5)	NA
CapEx/Sales	1.9%	1.3%	1.6%	NA
Free Cash Flow	22.1	26.0	21.6	NA
Margin	3.3%	3.9%	3.3%	NA

Balance Sheet Information, 10/31/01	Amount	%

Cash & Equivalents	78.8
Short-Term Debt	1.3	0.4%
Long-Term Debt	0.0
Retirement & Deferred Compensation	114.6	33.1%
Preferred Stock	0.0	0.0%
Shareholders’ Equity	230.7	66.6%

Total Capitalization	346.6	100.0%

Market Capitalization

		$46.75
FD Shares Outstanding (MM)	x	5.327

Equity Market Value		$249.0
Preferred Stock		0.0
Net Debt	+	37.1

Adjusted Market Value		$286.1

Adjusted Market Value as a Multiple of:
	FY2001		LTM

Sales	0.4	x	0.4	x
EBITDA	5.5	x	6.8	x
EBIT	7.2	x	9.5	x
FCF	13.3	x	NA

Equity Market Value as a Multiple of:

Net Income	12.5	x	12.5	x
Book Value	1.1	x

(1)	1999 and 2000 figures include discontinued operations.
(2)	Through 10/31/01.

Selected Financial Information

DRAFT

LTM Trend Results ($MM, except per share)(1)

•	The Company’s LTM results have declined over the past three quarters, as the Company’s superior FY 2001 results are replaced with FY 2002 performance

•	Preliminary second quarter financials indicate that operating income is down approximately $0.5MM over the first quarter, and revenue is up $0.1MM

	Latest Twelve Months Results as of:
	4/30/01	7/31/01	10/31/01

Revenue	$649.6	$646.5	$652.8
EBITDA	51.9	47.5	42.1
EBIT	39.8	35.6	30.1
Net Income	22.9	21.0	19.9
Earnings per Share	$4.29	$3.93	3.73
Levy Group Offer as a Multiple of:
Revenue	0.4x	0.4x	0.4x
EBITDA	5.6x	6.1x	6.9x
EBIT	7.3x	8.2x	9.6x
Net Income	11.1x	12.1x	12.7x

(1)	Includes results from continuing operations only.

Selected Financial Information

DRAFT

Performance vs. Projections ($MM, except per share)

•	The Company’s performance in the past six months puts it in position to meet or exceed the projections created in both July and September

			Fiscal Year 2002 Projections
	6 Months	Latest 6 Months
	10/31/01	Annualized	September	July	April

Revenue	$338.1	$676.3	$625.8	$642.1	$650.7
EBITDA	22.8	45.6	43.6	46.0	55.7
EBIT	16.9	33.8	29.5	31.9	41.7
Net Income	12.0	24.0	18.8	22.1	29.5

Selected Financial Information

DRAFT

Five Year Historical Performance ($MM)

•	As restated to exclude discontinued operations, FY2001 sales, operating income, EBITDA and net income all were below the Company’s five year averages

•	However, results for all years besides 2001 include discontinued operations, so comparisons between years may not be meaningful

•	Operating income, EBITDA and their respective margins increased over the prior year for the first time in several years in FY2001, although they remain below the levels achieved in 1997 — 1999

	2001	2001					Five Year
	Reported(1)	Restated	2000(1)	1999(1)	1998(2)	1997(3)	Average

Net Sales	$679.7	$649.6	$726.0	$725.4	$715.5	$766.8	$716.6
Operating Income	40.9	39.8	34.4	45.4	50.6	56.3	45.3
Margin	6.0%	6.1%	4.7%	6.3%	7.1%	7.3%	6.3%
EBITDA	53.0	51.9	48.2	59.2	65.3	71.3	59.2
Margin	7.8%	8.0%	6.6%	8.2%	9.1%	9.3%	8.2%
Net Income	30.1	20.0	18.4	22.4	35.1	34.7	26.1

(1)	2001 Reported, 2000 and 1999 figures include results from the following discontinued operations: N-E Thing Supply, Westmont/Friendly, 360 Markets and Landmark Discontinued Lines.
(2)	1998 figures include results from the following discontinued operations: N-E Thing Supply, Westmont/Friendly, 360 Markets, Landmark Discontinued Lines and DBS Services Group.
(3)	1997 figures include results from the following discontinued operations: N-E Thing Supply, Westmont/Friendly, 360 Markets, Landmark Discontinued Lines, DBS Services Group and Resource Electronics.

Selected Financial Information

DRAFT

Financial Summary ($MM, except per share data)

•	The following is based on management projections as of mid-September

	Historical				Projected

	1999	2000	2001	LTM	2002	2003	2004	2005	2006

Sales	$674.5	$674.3	$649.6	$652.8	$625.8	$647.3	$669.6	$697.4	$727.1
Growth		(0.0%)	(3.7%)		(3.7%)	3.4%	3.4%	4.2%	4.3%
Gross Profit	291.6	291.5	283.9	271.1	270.5	282.2	293.6	308.7	323.4
Gross Margin	43.2%	43.2%	43.7%	41.5%	43.2%	43.6%	43.8%	44.3%	44.5%
SG&A	(244.7)	(244.6)	(232.0)	(229.0)	(227.0)	(233.3)	(240.3)	(249.1)	(259.6)
SG&A/Sales	36.3%	36.3%	35.7%	35.1%	36.3%	36.0%	35.9%	35.7%	35.7%
EBITDA	46.9	46.9	51.9	42.1	43.5	48.9	53.3	59.6	63.8
Margin	7.0%	7.0%	8.0%	6.4%	7.0%	7.6%	8.0%	8.5%	8.8%
EBIT	33.1	33.0	39.8	30.1	29.5	34.0	37.4	42.8	45.9
Operating Margin	4.9%	4.9%	6.1%	4.6%	4.7%	5.2%	5.6%	6.1%	6.3%
Net Interest Expense	0.0	0.0	(3.0)	(1.8)	(0.5)	0.0	0.0	0.0	0.0
Taxes	(12.1)	(12.0)	(16.8)	(8.4)	(12.1)	(14.1)	(15.6)	(17.8)	(19.2)
Tax Rate	36.5%	36.5%	45.7%	29.6%	38.0%	38.0%	38.0%	38.0%	38.0%
Net Income	21.0	21.0	20.0	19.9	19.7	23.0	25.4	29.0	31.4
EPS	$3.89	$3.92	$3.77	$3.73	$3.71	$4.31	$4.76	$5.44	$5.88

Selected Financial Information

DRAFT

Projection Comparison — Consolidated ($MM)

(FY Ended April 30)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales
April 2001	$649.6	$650.7	$673.2	$701.6	$725.2	$751.4	3.0%
July 2001	—	642.1	647.2	669.6	697.4	727.0	2.3%
September 2001	—	625.8	647.3	669.6	697.4	727.1	2.3%
Change
July 2001		$(8.6)	$(26.0)	$(32.0)	$(27.8)	$(24.4)
September 2001		(16.3)	0.1	—	—	0.1
Operating Income
April 2001	$39.8	$41.7	$43.6	$46.4	$48.4	$50.7	6.2%
July 2001	—	31.9	36.3	40.7	44.7	48.3	5.0%
September 2001	—	29.5	34.8	39.2	44.8	48.4	5.0%
Change
July 2001		$(9.8)	$(7.3)	$(5.7)	$(3.7)	$(2.4)
September 2001		(2.4)	(1.5)	(1.5)	0.1	0.1
Operating Margin
April 2001	6.1%	6.4%	6.5%	6.6%	6.7%	6.7%
July 2001	—	5.0%	5.6%	6.1%	6.4%	6.6%
September 2001	—	4.7%	5.4%	5.9%	6.4%	6.7%

DRAFT

Valuation Summary

Valuation Summary

DRAFT

Preliminary Summary Valuation

(1)	Offer price indicated in the Proposal.
(2)	Includes control premium based on medium premium paid since 1/1/97 for close-outs of minority stakes by acquirers with at least 50% ownership prior to bid.
(3)	Based on multiples paid in third-party change of control transactions.
(4)	Reflects the median premiums paid since 1/1/97 for close-outs of minority stakes by acquirers with at least 50% ownership prior to bid.

Valuation Summary

DRAFT

Preliminary Summary Valuation ($MM, except per share data)

Enterprise Value
as a Multiple of FY 01
	Enterprise	Equity	Share
Methods and Assumptions	Value Range	Value Range	Price Range	Sales	EBITDA

Discounted Cash Flow Analysis-	$323.7 - $403.4	$286.6 - $366.3	$54.00 - $69.00	0.5x - 0.6x	6.2x - 7.8x
April 2001 Projections

Discounted Cash Flow Analysis-	$307.8 - $382.1	$270.7 - $345.0	$51.00 - $65.00	0.5x - 0.6x	5.9x - 7.4x
July 2001 Projections

Discounted Cash Flow Analysis-	$302.5 - $376.8	$265.4 - $339.7	$50.00 - $64.00	0.5x - 0.6x	5.8x - 7.3x
September 2001 Projections

Comparable Companies Trading	$276.0 - $355.6	$238.9 - $318.5	$45.00 - $60.00	0.4x - 0.5x	5.3x - 6.9x
Analysis (w/ Premium)(1)

Comparable Acquisitions	$254.7 - $334.4	$217.6 - $297.2	$41.00 - $56.00	0.4x - 0.5x	4.9x - 6.4x
Analysis(2)

Premiums Analysis(3)	$291.9 - $345.0	$254.8 - $307.9	$48.00 - $58.00	0.4x - 0.5x	5.6x - 6.6x

52-Week Trading Range	$224.2 - $335.8	$187.1 - $298.7	$35.25 - $56.28	0.3x - 0.5x	4.3x - 6.5x

Current Trading Price	$287.4	$250.3	$47.15	0.4x	5.5x

(1)	Range includes 21.5% control premium based on median premium paid since 1/1/97 for close-outs of minority stakes by acquirers with at least 50% ownership prior to bid.
(2)	Based on multiples paid in third-party change of control transactions.
(3)	Reflects the median premiums paid since 1/1/97 for close-outs of minority stakes by acquirers with at least 50% ownership prior to bid.

DRAFT

Appendix

DRAFT

Discounted Cash Flow
Analysis

Discounted Cash Flow Analysis

DRAFT

Consolidated DCF Analysis — April Projections

		EBITDA Exit Multiple (2006 Exit)
Discount
Rate		5.5x	6.0x	6.5x	7.0x

	PV of Cash Flow Stream	$87	$87	$87	$87
	PV of Perpetuity	246	269	291	314

9.5%	Enterprise Value	$334	$356	$379	$401
	Less: Net Debt (10/31/00)	37	37	37	37

	Equity Value	$297	$319	$342	$364
	Implied Price Per Share	$55.90	$60.12	$64.35	$68.57
	Implied FCF Growth in Perpetuity	1.5%	2.1%	2.6%	3.1%
	Enterprise Value Multiple to FY '01A EBITDA	6.4x	6.9x	7.3x	7.7x
	Enterprise Value Multiple to FY '02E EBITDA	6.0x	6.4x	6.8x	7.2x

	PV of Cash Flow Stream	$86	$86	$86	$86
	PV of Perpetuity	242	264	286	308

10.0%	Enterprise Value	$328	$350	$372	$394
	Less: Net Debt (10/31/00)	37	37	37	37

	Equity Value	$291	$313	$335	$357
	Implied Price Per Share	$54.81	$58.95	$63.09	$67.23
	Implied FCF Growth in Perpetuity	1.9%	2.6%	3.1%	3.6%
	Enterprise Value Multiple to FY '01A EBITDA	6.3x	6.7x	7.2x	7.6x
	Enterprise Value Multiple to FY '02E EBITDA	5.9x	6.3x	6.7x	7.1x

	PV of Cash Flow Stream	$85	$85	$85	$85
	PV of Perpetuity	237	259	280	302

10.5%	Enterprise Value	$322	$344	$365	$387
	Less: Net Debt (10/31/00)	37	37	37	37

	Equity Value	$285	$307	$328	$350
	Implied Price Per Share	$53.74	$57.80	$61.86	$65.92
	Implied FCF Growth in Perpetuity	2.4%	3.0%	3.6%	4.0%
	Enterprise Value Multiple to FY '01A EBITDA	6.2x	6.6x	7.0x	7.5x
	Enterprise Value Multiple to FY '02E EBITDA	5.8x	6.2x	6.6x	6.9x

Discounted Cash Flow Analysis

DRAFT

Consolidated DCF Analysis — July Projections

		EBITDA Exit Multiple (2006 Exit)
Discount
Rate		5.5x		6.0x		6.5x		7.0x

	PV of Cash Flow Stream	$80		$80		$80		$80
	PV of Perpetuity	238		259		281		303

9.5%	Enterprise Value	$318		$340		$361		$383
	Less: Net Debt (10/31/00)	37		37		37		37

	Equity Value	$281		$302		$324		$346
	Implied Price Per Share	$52.91		$56.98		$61.05		$65.13
	Implied FCF Growth in Perpetuity	1.9%		2.5%		3.0%		3.5%
	Enterprise Value Multiple to FY '01A EBITDA	6.1	x	6.5	x	7.0	x	7.4	x
	Enterprise Value Multiple to FY '02E EBITDA	6.9	x	7.4	x	7.9	x	8.3	x

	PV of Cash Flow Stream	$79		$79		$79		$79
	PV of Perpetuity	233		255		276		297

10.0%	Enterprise Value	$312		$334		$355		$376
	Less: Net Debt (10/31/00)	37		37		37		37

	Equity Value	$275		$296		$318		$339
	Implied Price Per Share	$51.86		$55.86		$59.85		$63.85
	Implied FCF Growth in Perpetuity	2.4%		3.0%		3.5%		3.9%
	Enterprise Value Multiple to FY '01A EBITDA	6.0	x	6.4	x	6.8	x	7.2	x
	Enterprise Value Multiple to FY '02E EBITDA	6.8	x	7.3	x	7.7	x	8.2	x

	PV of Cash Flow Stream	$78		$78		$78		$78
	PV of Perpetuity	229		250		270		291

10.5%	Enterprise Value	$307		$328		$349		$369
	Less: Net Debt (10/31/00)	37		37		37		37

	Equity Value	$270		$291		$311		$332
	Implied Price Per Share	$50.84		$54.76		$58.68		$62.60
	Implied FCF Growth in Perpetuity	2.9%		3.4%		4.0%		4.4%
	Enterprise Value Multiple to FY '01A EBITDA	5.9	x	6.3	x	6.7	x	7.1	x
	Enterprise Value Multiple to FY '02E EBITDA	6.7	x	7.1	x	7.6	x	8.0	x

Discounted Cash Flow Analysis

DRAFT

Consolidated DCF Analysis — September Projections

		EBITDA Exit Multiple (2006 Exit)
Discount
Rate		5.5x		6.0x		6.5x		7.0x

	PV of Cash Flow Stream	$74		$74		$74		$74
	PV of Perpetuity	239		260		282		304

9.5%	Enterprise Value	$313		$335		$356		$378
	Less: Net Debt (10/31/00)	37		37		37		37

	Equity Value	$276		$298		$319		$341
	Implied Price Per Share	$51.96		$56.05		$60.14		$64.22
	Implied FCF Growth in Perpetuity	2.0%		2.5%		3.0%		3.5%
	Enterprise Value Multiple to FY '01A EBITDA	6.0	x	6.4	x	6.9	x	7.3	x
	Enterprise Value Multiple to FY '02E EBITDA	7.2	x	7.7	x	8.2	x	8.7	x

	PV of Cash Flow Stream	$73		$73		$73		$73
	PV of Perpetuity	234		255		277		298

10.0%	Enterprise Value	$307		$329		$350		$371
	Less: Net Debt (10/31/00)	37		37		37		37

	Equity Value	$270		$292		$313		$334
	Implied Price Per Share	$50.92		$54.93		$58.94		$62.95
	Implied FCF Growth in Perpetuity	2.4%		3.0%		3.5%		4.0%
	Enterprise Value Multiple to FY '01A EBITDA	5.9	x	6.3	x	6.7	x	7.2	x
	Enterprise Value Multiple to FY '02E EBITDA	7.1	x	7.6	x	8.0	x	8.5	x

	PV of Cash Flow Stream	$72		$72		$72		$72
	PV of Perpetuity	230		250		271		292

10.5%	Enterprise Value	$302		$323		$344		$365
	Less: Net Debt (10/31/00)	37		37		37		37

	Equity Value	$265		$286		$307		$328
	Implied Price Per Share	$49.91		$53.84		$57.77		$61.70
	Implied FCF Growth in Perpetuity	2.9%		3.5%		4.0%		4.4%
	Enterprise Value Multiple to FY '01A EBITDA	5.8	x	6.2	x	6.6	x	7.0	x
	Enterprise Value Multiple to FY '02E EBITDA	6.9	x	7.4	x	7.9	x	8.4	x

Discounted Cash Flow Analysis

DRAFT

WACC Analysis

Unlevered Betas

	Current	Debt/
	Levered	Total	Unlevered
	Beta(1)	Capital	Beta

Average Comparable Company Beta	0.59	41.7%	0.43

Weighted Average Cost-of-Capital

Capital Structure		Cost of Equity		Cost of Debt
						Wtd-Avg
Debt/	Debt/	Relevered	Cost of	Before	After	Cost of
Capital	Equity	Beta(2)	Equity	Tax	Tax	Capital

0%	0%	0.43	10.2%	8.00%	4.96%	10.2%
10%	11%	0.46	10.6%	8.30%	5.15%	10.0%
20%	25%	0.50	11.1%	8.60%	5.33%	9.9%
30%	43%	0.55	11.7%	8.90%	5.52%	9.8%
40%	67%	0.61	12.5%	9.20%	5.70%	9.8%
50%	100%	0.70	13.6%	9.50%	5.89%	9.8%

Assumptions

Marginal Tax Rate	38.0%	Risk Free Rate of Return(3)	4.71%	Market Risk Premium(4)	12.70%

(1)	Based on average comparable company betas. Source: BARRA.
(2)	Relevered Beta = Unlevered Beta * { 1 + (Debt * (1 — tax rate) / Equity) }.
(3)	Equals current yield on ten year U.S. Treasury Notes.
(4)	Source: Ibbotson Associates.

DRAFT

Comparable Companies
Analysis

Comparable Companies Analysis

DRAFT

Valuation Summary

		Relevant			Implied			Less:	Implied Equity
Relevant Measure		Multiple Range			Enterprise Value			Net Debt	Value per Share

LTM EBITDA	$42.1	5.5x	—	7.0x	$232	—	$295	$37.1	$36.50	—	$48.36
2001E EBITDA	43.9	5.0x	—	6.5x	220	—	285	37.1	34.24	—	46.60
2002E EBITDA	47.1	4.5x	—	6.0x	212	—	283	37.1	32.85	—	46.12
LTM EPS	$3.73	11.5x	—	15.5x					$42.92	—	$57.85
2001E EPS	3.90	10.0x	—	13.5x					38.95	—	52.59
2002E EPS	4.11	9.0x	—	12.0x					37.00	—	49.33

Implied Compco Range(1)	$37.00	—	$49.00
Plus: Median Minority Closeout Premium (22%)(2)	8.00	—	11.00

Implied Valuation Range	45.00	—	60.00

(1)	Implied Compco range does not include change of control premium. Range based on median of each column rounded to the nearest dollar.
(2)	Reflects median premium paid since 1/1/97 for close-outs of minority stakes by acquirers with at least 50% ownership prior to bid.

Comparable Companies Analysis

DRAFT

Comparable Company Analysis

				Enterprise Value/EBITDA			Price/EPS			Ent. Value/
	Price	Market	Enterprise							7 Yr. Avg.
Name	12/3/01	Value	Value	LTM	CY01E	CY02E	LTM	CY01E	CY02E	LTM EBITDA

Chemicals Distribution
Hawkins	$7.85	$80.6	$79.5	6.0x	6.3x	NA	11.6x	12.2x	NA	5.7x
Aceto	9.35	60.9	55.4	9.9x	NA	NA	NM	NA	NA	5.4x
JLM Industries	1.95	18.2	33.1	NA	NA	NA	NM	NM	NA	NA
Industrial Distribution
Hughes Supply	27.20	667.8	1,168.9	9.6x	9.1x	7.4x	15.6x	14.5x	12.5x	6.6x
Applied Ind. Technologies	18.50	373.1	459.0	6.3x	7.1x	6.1x	15.5x	15.9x	13.6x	6.5x
Crane Group(1)	4.22	209.7	336.9	6.9x	3.0x	4.8x	17.6x	8.5x	11.3x	NA
Kaman Corp.	14.14	322.9	311.0	9.7x	NA	NA	9.2x	10.0x	12.2x	6.8x
Lawson Products	26.89	262.8	279.2	7.7x	8.8x	NA	15.4x	18.6x	NA	5.8x
Huttig Building Products	5.40	106.0	188.5	4.9x	3.7x	NA	11.7x	11.7x	9.0x	NA
Noland	25.96	92.8	128.4	8.8x	10.1x	NA	15.5x	16.4x	NA	6.5x
Other Distribution
Acuity Brands	13.80	566.7	1,165.2	5.8x	NA	NA	11.0x	NA	NA	NA
SCP Pool Corp.	25.85	650.9	706.8	8.2x	11.8x	10.2x	19.0x	19.6x	16.9x	10.4x
Aviall	5.18	95.8	226.5	5.5x	5.4x	4.7x	8.4x	10.4x	11.5x	8.5x

			Mean	7.4x	7.2x	6.7x	13.7x	13.8x	12.4x	6.9x
			Median	7.3x	7.1x	6.1x	15.4x	13.4x	12.2x	6.5x

NCH Corporation(2)	$46.75	$249	$286	6.8x	6.5x	6.1x	12.5x	12.0x	11.4x	6.2x
NCH Corporation(2)	$39.19	$209	$246	5.8x	5.6x	5.2x	10.5x	10.1x	9.5x

Note:	Estimates taken from First Call and other research sources. Comparable companies selected were those with business models similar to that of the Company. However, a number of companies were excluded whose financial characteristics were substantially different from NCH.
(1)	2002 estimates refer to the fiscal year ending 6/30/02.
(2)	NCH multiples based on management estimates.

Comparable Companies Analysis

DRAFT

Comparable Company Analysis (Cont’d)

	LTM	Wkg Cap as		Net Debt as	52 Wk Avg.
	EBITDA	% of LTM	IBES Est.	% of Total	Daily Volume	Total Float	Float as % of
Name	Margin	Revenue	LTG Rate	Capital	('000s)	(MMs)	Total Shares

Chemicals Distribution
Hawkins	12.7%	23.2%	NA	NM	5.9	7.3	71.0%
Aceto	1.8%	23.1%	NA	NM	7.6	5.9	90.0%
JLM Industries	NA	3.0%	16.5%	31.9%	16.3	5.9	63.1%
Industrial Distribution
Hughes Supply	3.8%	21.0%	14.0%	45.8%	88.8	22.3	94.1%
Applied Ind. Technologies	4.6%	17.3%	7.5%	20.5%	36.5	14.6	75.9%
Crane Group	6.4%	18.0%	NA	39.4%	80.5	41.5	83.6%
Kaman Corp.	3.4%	32.2%	30.0%	NM	7.1	20.8	92.6%
Lawson Products	9.8%	29.3%	5.0%	8.9%	53.2	5.0	51.6%
Huttig Building Products	4.0%	9.6%	11.0%	48.8%	26.7	12.4	63.1%
Noland	3.1%	14.7%	NA	19.9%	1.0	0.5	13.1%
Other Distribution
Acuity Brands	10.2%	5.9%	NA	60.3%	NA	NA	NA
SCP Pool	10.4%	15.3%	20.0%	25.4%	184.5	24.4	97.9%
Aviall	8.0%	34.4%	29.5%	39.2%	94.8	18.2	98.4%

Mean	6.5%	19.0%	16.7%	34.0%	50.2	14.9	74.5%
Median	5.5%	18.0%	15.3%	35.5%	31.6	13.5	79.7%

NCH Corporation	6.5%	34.9%	NA	10.7%	8.0	2.3	42.2%

DRAFT

Comparable Acquisitions
Analysis

Comparable Acquisitions Analysis

DRAFT

Valuation Summary

		Relevant			Implied			Less:	Implied Equity
Relevant Measure		Multiple Range			Enterprise Value			Net Debt	Value per Share

LTM Revenue	$652.8	0.3x	—	0.5x	$196	—	$326	$37.1	$29.91	—	$54.50
LTM EBITDA	42.1	6.0x	—	8.0x	253	—	337	37.1	40.60	—	56.46
LTM EPS	3.73	14.0x	—	16.0x					52.25	—	59.71

Implied Valuation Range(1)									$41.00	—	$56.00

(1)	Range based on median of each column rounded to the nearest dollar.

Comparable Acquisitions Analysis

DRAFT

Comparable Acquisitions Analysis ($MM)

						Equity
		Purchase Price		Adjusted Purchase Price/		Purchase Price/
Date	Acquirer Name/
Ann'd.	Target Name	Adjusted	Equity	Sales	EBITDA	Net Income

4/02/01	Kohlberg Investors/	$120.7	$120.7	0.2x	4.0x	NM
	Katy Industries

1/22/01	SCP Pool Corp/	48.0	NA	0.4x	NA	NA
	Hughes Supply

1/22/01	Sysco/	223.1	184.9	0.6x	8.1x	16.6x
	Guest Supply

11/10/00	Vopak NV/	482.2	444.0	0.4x	6.0x	11.7x
	Ellis & Everard

9/5/00	Brenntag (Stinnes AG)/	401.6	245.3	0.4x	6.7x	10.6x
	Holland Chemical

8/01/00	Hagemeyer/	198.5	198.5	0.4x	NA	NA
	Pacific Dunlop-Electrical

7/21/00	Rexel/	725.0	668.7	0.4x	8.1x	13.7x
	Westburne

7/22/99	Mgmt.-led investor group/	185.4	185.4	0.6x	7.0x	17.5x
	White Cap Industries

5/07/99	Unidare/	60.1	54.9	0.7x	9.7x	18.0x
	Oklahoma Rig and Supply

			Mean	0.5x	7.1x	14.7x
			Median	0.4x	7.0x	15.1x

Note:	All figures based on LTM or latest available data. Comparable transactions selected were those with target company business models similar to that of the Company. However, a number of companies were excluded whose financial characteristics were substantially different from NCH. Transactions over $1.0 billion excluded.

DRAFT

Leveraged Buyout Analysis

Leveraged Buyout Analysis

DRAFT

Assumptions — Levy Group Equity Not Rolled

Sources

	Amort. Pd	Rate	Amount	Percent

Cash on Balance Sheet		4.0%	$78.8	19%
Amortizing Bank Debt	7.0	6.9%	85.7	21%
Revolver		7.5%	52.5	13%
Inherited Debt		0.0%	115.9	28%
High Yield Debt		10.0%	0.0	0%
Equity			75.6	19%

Total			$408.6	100%

Initial Debt / Total Initial Book Capitalization			77%

Adjusted Purchase Price

Per Share Purchase Price	47.50
Shares Outstanding (MM) (10/31/01)	5.3

Equity Purchase Price	$252.1
Plus: Net Debt @ 10/31/01	37.1

Adjusted Purchase Price	$289.2
Shares Already Owned by Buyer	0.0

Adjusted Equity Purchase Price	$252.1

Uses

	Amt.	%

W/C Cash	$24.2	6%
Inherited Debt	115.9	28%
Cash Paid to Seller	252.1	62%
Financing Transaction Costs	1.4	0%
Other Transaction Costs	15.0	4%
Rolled Equity	0.0	0%

Total	$408.6	100%

Write-Up/Goodwill

Equity Purchase Price		252.1
Tangible Book Value		230.7
Original Deferred Taxes Eliminated		—
Tang. B.V. + Def. Taxes Eliminated		230.7
Excess of PP over BV + Def. Taxes Eliminated		21.4
Write-Up of PP&E Given	0.0% of Excess	—
New Deferred Taxes Created		—
Goodwill (Net of Original Goodwill)		21.4

Leveraged Buyout Analysis

DRAFT

IRR Analysis — Levy Group Equity Not Rolled — April Projections

		Implied IRR at 5.5x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(1.2%)	(2.6%)	(8.5%)	(14.6%)	(21.1%)	(28.4%)	(36.6%)	(47.0%)
Exit	2005	8.8%	8.0%	4.1%	0.2%	(3.8%)	(8.0%)	(12.6%)	(17.5%)
Year	2006	13.4%	12.8%	10.1%	7.4%	4.6%	1.7%	(1.2%)	(4.3%)

		Implied IRR at 6x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	10.9%	9.7%	4.6%	(0.5%)	(5.7%)	(11.1%)	(16.8%)	(22.8%)
Exit	2005	16.2%	15.4%	12.0%	8.5%	5.1%	1.6%	(2.0%)	(5.8%)
Year	2006	18.2%	17.7%	15.2%	12.7%	10.3%	7.8%	5.2%	2.6%

		Implied IRR at 6.5x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	20.8%	19.7%	15.1%	10.5%	5.9%	1.2%	(3.5%)	(8.3%)
Exit	2005	22.3%	21.6%	18.4%	15.3%	12.2%	9.0%	5.9%	2.7%
Year	2006	22.4%	21.9%	19.5%	17.3%	15.0%	12.7%	10.4%	8.1%

		Implied IRR at 7x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	29.3%	28.3%	23.9%	19.6%	15.4%	11.1%	6.9%	2.7%
Exit	2005	27.6%	26.9%	24.0%	21.0%	18.1%	15.2%	12.3%	9.5%
Year	2006	26.1%	25.5%	23.3%	21.2%	19.0%	16.9%	14.8%	12.7%

Leveraged Buyout Analysis

DRAFT

IRR Analysis — Levy Group Equity Not Rolled — July Projections

		Implied IRR at 5.5x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(21.5%)	(23.3%)	(32.1%)	(42.7%)	(58.2%)	(132.2%)	(150.9%)	(160.7%)
Exit	2005	0.3%	(0.8%)	(5.3%)	(10.1%)	(15.3%)	(21.1%)	(28.0%)	(36.9%)
Year	2006	8.8%	8.1%	5.1%	2.1%	(1.1%)	(4.4%)	(8.0%)	(12.0%)

		Implied IRR at 6x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(5.4%)	(6.8%)	(13.1%)	(19.7%)	(27.0%)	(35.3%)	(45.7%)	(61.2%)
Exit	2005	8.9%	8.0%	4.2%	0.3%	(3.8%)	(8.0%)	(12.5%)	(17.5%)
Year	2006	14.2%	13.6%	11.0%	8.3%	5.6%	2.8%	(0.1%)	(3.1%)

		Implied IRR at 6.5x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	6.6%	5.3%	0.0%	(5.4%)	(11.0%)	(16.9%)	(23.2%)	(30.2%)
Exit	2005	15.8%	15.0%	11.6%	8.1%	4.7%	1.1%	(2.5%)	(6.3%)
Year	2006	18.8%	18.2%	15.8%	13.4%	10.9%	8.5%	6.0%	3.4%

		Implied IRR at 7x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	16.3%	15.2%	10.4%	5.5%	0.7%	(4.2%)	(9.3%)	(14.6%)
Exit	2005	21.7%	20.9%	17.7%	14.6%	11.4%	8.3%	5.1%	1.8%
Year	2006	22.8%	22.2%	19.9%	17.6%	15.4%	13.1%	10.9%	8.6%

Leveraged Buyout Analysis

DRAFT

IRR Analysis — Levy Group Equity Not Rolled — September Projections

		Implied IRR at 5.5x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(41.3%)	(44.4%)	(63.9%)	(140.7%)	(155.7%)	(164.6%)	(171.1%)	(176.2%)
Exit	2005	(4.2%)	(5.3%)	(10.4%)	(15.9%)	(22.1%)	(29.6%)	(39.8%)	(59.7%)
Year	2006	6.2%	5.5%	2.3%	(1.0%)	(4.5%)	(8.3%)	(12.4%)	(17.1%)

		Implied IRR at 6x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(17.8%)	(19.6%)	(27.5%)	(36.8%)	(48.8%)	(70.6%)	(142.2%)	(155.3%)
Exit	2005	5.4%	4.5%	0.4%	(3.8%)	(8.2%)	(12.9%)	(18.1%)	(24.1%)
Year	2006	12.1%	11.5%	8.7%	5.9%	3.0%	0.1%	(3.1%)	(6.4%)

		Implied IRR at 6.5x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(3.2%)	(4.6%)	(10.6%)	(17.0%)	(23.9%)	(31.6%)	(40.7%)	(52.8%)
Exit	2005	13.0%	12.2%	8.6%	5.0%	1.3%	(2.5%)	(6.4%)	(10.6%)
Year	2006	17.0%	16.4%	13.9%	11.4%	8.8%	6.3%	3.6%	0.9%

		Implied IRR at 7x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	8.0%	6.8%	1.6%	(3.8%)	(9.2%)	(14.9%)	(21.0%)	(27.6%)
Exit	2005	19.3%	18.5%	15.2%	12.0%	8.7%	5.4%	2.1%	(1.4%)
Year	2006	21.2%	20.6%	18.3%	16.0%	13.6%	11.3%	9.0%	6.6%

Leveraged Buyout Analysis

DRAFT

Assumptions — Levy Group Equity Rolled

Sources

	Amort. Pd	Rate	Amount	Percent

Cash on Balance Sheet		4.0%	$78.8	19%
Amortizing Bank Debt	7.0	6.9%	50.0	12%
Revolver		7.5%	18.7	5%
Inherited Debt		0.0%	115.9	28%
High Yield Debt		10.0%	0.0	0%
Equity			144.5	35%

Total			$407.9	100%

Initial Debt / Total Initial Book Capitalization			60%

Adjusted Purchase Price

Per Share Purchase Price	$47.50
Shares Outstanding (MM) (10/31/01)	5.3

Equity Purchase Price	$24.2
Plus: Net Debt @ 10/31/01	37.1

Adjusted Purchase Price	$289.2
Shares Already Owned by Buyer	144.5

Adjusted Equity Purchase Price	$107.7

Uses

	Amt.	%

W/C Cash	$24.2	6%
Inherited Debt	$115.9	28%
Cash Paid to Seller	107.7	26%
Financing Transaction Costs	0.7	0%
Other Transaction Costs	15.0	4%
Rolled Equity	144.5	35%

Total	$407.9	100%

Write-Up/Goodwill

Equity Purchase Price		107.7
Tangible Book Value		230.7
Original Deferred Taxes Eliminated		—
Tang. B.V. + Def. Taxes Eliminated		—
Excess of PP over BV + Def. Taxes Eliminated		—
Write-Up of PP&E Given	0.0% of Excess	—
New Deferred Taxes Created		—
Goodwill (Net of Original Goodwill)		—

Leveraged Buyout Analysis

DRAFT

IRR Analysis — Levy Group Equity Rolled — April Projections

		Implied IRR at 5.5x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	1.8%	1.1%	(1.6%)	(4.3%)	(6.9%)	(9.5%)	(11.9%)	(14.4%)
Exit	2005	7.0%	6.5%	4.5%	2.5%	0.6%	(1.3%)	(3.1%)	(4.9%)
Year	2006	9.6%	9.3%	7.7%	6.2%	4.7%	3.2%	1.8%	0.4%

		Implied IRR at 6x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	8.1%	7.5%	4.8%	2.2%	(0.4%)	(2.8%)	(5.2%)	(7.5%)
Exit	2005	11.2%	10.7%	8.7%	6.8%	5.0%	3.2%	1.4%	(0.3%)
Year	2006	12.6%	12.3%	10.7%	9.2%	7.8%	6.4%	5.0%	3.7%

		Implied IRR at 6.5x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	13.8%	13.1%	10.5%	7.9%	5.4%	3.0%	0.7%	(1.6%)
Exit	2005	15.0%	14.5%	12.5%	10.7%	8.9%	7.1%	5.4%	3.7%
Year	2006	15.3%	15.0%	13.5%	12.0%	10.6%	9.2%	7.9%	6.6%

		Implied IRR at 7x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	18.9%	18.3%	15.6%	13.1%	10.6%	8.2%	5.9%	3.7%
Exit	2005	18.4%	17.9%	16.0%	14.2%	12.4%	10.6%	8.9%	7.3%
Year	2006	17.8%	17.4%	16.0%	14.5%	13.1%	11.8%	10.5%	9.2%

Leveraged Buyout Analysis

DRAFT

IRR Analysis — Levy Group Equity Rolled — July Projections

		Implied IRR at 5.5x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(7.0%)	(7.7%)	(10.6%)	(13.4%)	(16.2%)	(19.0%)	(21.7%)	(24.4%)
Exit	2005	2.5%	2.0%	(0.1%)	(2.1%)	(4.1%)	(6.1%)	(8.0%)	(10.0%)
Year	2006	7.0%	6.6%	5.0%	3.4%	1.9%	0.4%	(1.1%)	(2.6%)

		Implied IRR at 6x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(0.2%)	(0.9%)	(3.7%)	(6.4%)	(9.0%)	(11.6%)	(14.1%)	(16.6%)
Exit	2005	7.0%	6.5%	4.5%	2.5%	0.6%	(1.3%)	(3.1%)	(4.9%)
Year	2006	10.1%	9.8%	8.2%	6.7%	5.2%	3.8%	2.4%	1.0%

		Implied IRR at 6.5x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	5.8%	5.1%	2.4%	(0.2%)	(2.8%)	(5.3%)	(7.7%)	(10.1%)
Exit	2005	11.0%	10.5%	8.5%	6.6%	4.7%	2.9%	1.2%	(0.6%)
Year	2006	13.0%	12.6%	11.1%	9.6%	8.2%	6.8%	5.4%	4.1%

		Implied IRR at 7x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	11.2%	10.5%	7.8%	5.2%	2.7%	0.3%	(2.0%)	(4.3%)
Exit	2005	14.6%	14.1%	12.1%	10.3%	8.4%	6.7%	5.0%	3.3%
Year	2006	15.6%	15.2%	13.7%	12.2%	10.8%	9.5%	8.1%	6.8%

Leveraged Buyout Analysis

DRAFT

IRR Analysis — Levy Group Equity Rolled — September Projections

		Implied IRR at 5.5x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(13.1%)	(13.8%)	(16.9%)	(19.9%)	(22.8%)	(25.8%)	(28.8%)	(31.8%)
Exit	2005	0.4%	(0.1%)	(2.2%)	(4.3%)	(6.4%)	(8.4%)	(10.4%)	(12.4%)
Year	2006	5.5%	5.1%	3.5%	1.9%	0.3%	(1.2%)	(2.7%)	(4.2%)

		Implied IRR at 6x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	(5.6%)	(6.3%)	(9.2%)	(12.0%)	(14.7%)	(17.4%)	(20.1%)	(22.7%)
Exit	2005	5.1%	4.7%	2.6%	0.6%	(1.3%)	(3.3%)	(5.1%)	(7.0%)
Year	2006	8.9%	8.5%	6.9%	5.4%	3.9%	2.4%	1.0%	(0.4%)

		Implied IRR at 6.5x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	0.8%	0.2%	(2.6%)	(5.3%)	(7.9%)	(10.5%)	(13.0%)	(15.4%)
Exit	2005	9.3%	8.9%	6.9%	4.9%	3.0%	1.2%	(0.6%)	(2.4%)
Year	2006	11.9%	11.5%	9.9%	8.4%	7.0%	5.6%	4.2%	2.8%

		Implied IRR at 7x Exit Multiple, 2006 Exit Year

Purchase Price		$47.50	$48.00	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
	2004	6.5%	5.9%	3.2%	0.5%	(2.0%)	(4.5%)	(6.9%)	(9.2%)
Exit	2005	13.1%	12.6%	10.6%	8.7%	6.9%	5.1%	3.4%	1.7%
Year	2006	14.5%	14.2%	12.7%	11.2%	9.8%	8.4%	7.0%	5.7%

DRAFT

Premiums Analysis

DRAFT

Premiums Analysis

Premiums Analysis: Minority Closeouts

					% Stock Premium Before
				Equity	Announcement Date
Date			% Shares	Purchase
Announced	Target	Acquiror	Acquired	Price ($MM)	1 Day	1 Week	4 Weeks

Companies with Market Capitalizations greater than $1 Billion
02/22/00	Ixnet	Global Crossing Ltd.	27.6%	2,694.0	18.1%	22.8%	25.9%
06/20/97	Wheelabrator Technologies	Waste Management	34.6%	2,671.5	26.9%	28.2%	30.7%
03/21/00	Travelers Property Casualty	Citigroup	15.0%	2,423.0	23.2%	38.0%	33.6%
08/24/98	Tele-Commun Intl.	Liberty Media	18.9%	2,165.7	-1.1%	-4.5%	-9.9%
03/14/00	Howmet International	Alcoa	18.9%	2,126.4	13.5%	12.8%	14.3%
03/27/98	International Specialty Prods.	ISP Holdings	20.1%	1,789.6	4.3%	1.7%	14.5%
02/25/97	Fina	Petrofina SA	14.7%	1,754.0	19.7%	18.5%	21.5%
11/12/99	Howmet International Inc.	Cordant Technologies	15.4%	1,700.5	20.9%	18.8%	38.1%
07/09/00	Life Technologies	Invitrogen Corp.	27.9%	1,525.9	22.5%	22.5%	20.0%
05/07/99	J Ray McDermott SA	McDermott International	37.0%	1,391.3	16.8%	13.1%	19.3%
05/23/01	Unigraphics Solutions	Electronic Data Systems	21.5%	1,224.0	52.9%	68.8%	80.8%
10/27/98	Citizens Corp.	Allmerica Financial Corp.	18.2%	1,165.0	20.6%	17.2%	20.9%
03/24/99	Knoll	Warburg, Pincus Ventures	41.8%	1,154.2	83.6%	51.9%	46.4%
12/01/99	Boise Cascade Office Products	Boise Cascade Corp.	19.5%	1,086.8	43.5%	55.3%	60.0%
04/30/98	Mycogen Corp.	Dow AgroSciences LLC	37.8%	1,067.3	41.8%	40.0%	52.4%
10/22/98	BA Merchant Svcs.	Bank of America National Trust	34.6%	1,003.6	47.1%	56.2%	42.0%
		Aggregate Median Premium:			21.7%	22.6%	28.3%
		Implied Stock Price:			$47.68	$48.19	$56.45
Companies with Market Capitalizations between $500MM-$1 Billion
10/27/00	Azurix Corp.	Enron Corp.	35.1%	987.9	135.1%	135.1%	134.1%
07/17/98	West Teleservices Corp.	Investor Group	15.0%	981.6	25.9%	29.2%	22.8%
01/13/97	Zurich Reinsurance Centre	Zurich Versicherungs GmbH	34.0%	942.5	17.1%	18.5%	11.6%
03/21/99	Spelling Entertainment Group	Viacom	19.1%	927.1	8.3%	43.2%	54.5%
05/05/97	Florida East Coast Industries	St Joe Paper Co.	46.0%	923.3	14.9%	16.6%	9.7%
10/21/99	Student Loan Corporation	Citigroup	20.0%	900.0	11.5%	11.6%	0.8%
05/14/97	Enron Global Power & Pipelines	Enron Corp.	49.4%	884.7	11.8%	13.7%	19.7%
11/05/99	PEC Israel Economic Corp.	Discount Investment Corp.	43.7%	784.4	0.2%	1.0%	2.8%
01/21/97	Mafco Consolidated Group	Mafco Holdings	15.0%	778.5	23.5%	23.5%	27.6%
03/17/98	BET Holdings	Investor Group	42.1%	717.2	4.0%	14.3%	17.9%
09/08/98	PEC Israel Economic Corp.	Investor Group	18.6%	670.2	60.0%	55.7%	50.5%
01/31/00	Thermo BioAnalysis	Thermo Instrument Systems	29.9%	592.4	51.4%	55.6%	53.4%
03/23/00	Homestead Village	Security Capital Group	27.7%	585.0	49.1%	56.2%	98.8%
04/01/99	Aqua Alliance	Vivendi SA	22.2%	562.8	28.9%	19.0%	101.7%
09/18/97	Guaranty National Corp.	Orion Capital Corp.	22.7%	554.2	10.8%	23.9%	27.7%
06/02/97	Acordia	Anthem	39.2%	540.0	12.7%	11.5%	26.0%
05/30/01	Bacou USA	Bacou SA	32.6%	$515.5	21.8%	17.3%	11.3%
		Aggregate Median Premium:			17.1%	19.0%	26.0%
		Implied Stock Price:			$45.88	$46.76	$55.43

DRAFT

Premiums Analysis

Premiums Analysis: Minority Closeouts (Cont’d.)

					% Stock Premium Before
				Equity	Announcement Date
Date			% Shares	Purchase
Announced	Target	Acquiror	Acquired	Price ($MM)	1 Day	1 Week	4 Weeks

Companies with Market Capitalizations less than $500MM
01/28/97	Calgene	Monsanto Co.	43.7%	485.7	62.0%	60.0%	60.0%
01/22/98	BT Office Products Intl	Koninklijke KNP BT NV	30.0%	460.2	32.5%	78.9%	78.9%
05/22/97	Chaparral Steel Co.	Texas Industries	18.7%	446.8	20.4%	25.3%	29.2%
03/05/98	XLConnect Solutions	Xerox Corp	30.3%	359.5	-11.1%	15.1%	22.1%
01/19/00	Trigen Energy Corp.	Elyo (Suez Lyonnaise des Eaux)	50.4%	296.2	38.2%	42.4%	31.9%
12/03/98	Banner Aerospace	Fairchild Corp	30.8%	283.3	25.7%	41.9%	40.8%
10/16/98	BRC Holdings	Affiliated Computer Services	49.0%	261.0	17.2%	16.9%	15.2%
01/08/98	Rayonier Timberlands LP	Rayonier	25.3%	260.0	11.2%	25.3%	17.5%
12/14/00	NPC International	O Gene Bicknell	39.5%	257.5	11.3%	6.8%	32.0%
02/20/97	NHP	Apartment Investment & Mgmt Co.	46.7%	254.6	28.3%	25.2%	16.9%
05/21/99	ThermoSpectra (Thermo Instr)	Thermo Instrument Systems	14.5%	251.6	39.1%	43.8%	61.0%
09/23/98	J&L Specialty Steel	Usinor SA	46.5%	247.1	100.0%	112.5%	37.8%
10/05/98	Insignia Properties Trust	Apartment Investment & Mgmt Co	25.0%	243.3	7.5%	7.5%	0.0%
11/12/98	Aquila Gas Pipeline Corp.	UtiliCorp United	18.4%	235.2	23.1%	17.4%	68.4%
10/21/98	Capital Factors Holdings	Union Planters Bank	12.7%	221.0	4.5%	9.0%	2.9%
04/16/97	Steck-Vaughn Publishing Corp.	Harcourt General	17.0%	215.9	21.7%	32.6%	24.2%
07/20/00	JLK Direct Distribution	Kennametal	17.0%	214.5	48.9%	94.4%	68.7%
06/03/97	Faulding	FH Faulding & Co Ltd.	38.0%	203.7	25.6%	22.7%	46.0%
04/12/99	Meadowcraft	Investor Group	27.0%	197.1	65.0%	63.3%	77.8%
12/08/99	Robertson-Ceco Corp.	Heico Companies LLC	30.8%	185.3	46.0%	43.8%	41.5%
01/19/00	Conning Corp.	Metropolitan Life Insurance Co	43.4%	177.3	15.6%	38.9%	52.1%
07/27/00	Brookdale Living Communities	Investor Group	20.5%	176.6	1.7%	2.5%	4.7%
01/20/98	NACT Telecommunications	World Access	39.0%	149.9	12.0%	12.5%	16.7%
05/05/99	Thermo Power Corp.	Thermo Electron Corp.	30.7%	145.5	5.5%	-1.5%	41.2%
12/15/99	ThermoLase Corp.	Thermo Electron Corp.	31.1%	125.7	15.0%	28.6%	45.7%
10/20/99	Thermoretec Corp.	Thermo Electron Corp.	44.6%	124.5	27.3%	33.3%	34.9%
07/09/97	Seaman Furniture	Investor Group	33.1%	122.5	21.5%	25.3%	21.5%
10/20/99	Randers Killam Gr	Thermo Electron Corp.	8.8%	116.5	12.5%	12.5%	33.3%
		Median Premium:			21.6%	25.3%	34.1%
		Implied Stock Price:			$47.64	$49.23	$59.02
		All Companies Median Premium:			21.5%	23.9%	30.7%
		Implied Stock Price:			$47.60	$48.68	$57.50

DRAFT

Financial Projections

DRAFT

Financial Projections

Overview of Internal Budgeting Process

•	Before 2001, the Company’s annual budgeting process was a loosely coordinated event in which not all divisional managers participated

	•	DrKW has only received a complete set of budgets resulting from the most recent internal budgeting process, which was completed in March 2001 (the “March 2001 Plan”)

		—	For the fiscal year 2000 process, a substantial amount of data is missing

•	The March 2001 Plan contains the following information:

	•	Fiscal year 2001 budgets that were prepared a year prior (the “2001 Internal Budget”)

	•	Interim fiscal year 2001 estimates (“9 Months Annualized Financials”), based on nine months’ actual results

	•	Budgets for fiscal years 2002 and 2004

•	The 9 Months Annualized Financials proved to be consistently lower than the 2001 Internal Budget

•	The 2002 Internal Budget contained in the March 2001 Plan is substantially similar to the consolidated management projections prepared in April 2001

	•	Revenue falls approximately 3%

	•	Operating income increases 1%, possibly due to differences in cost allocation

DRAFT

Financial Projections

Comparison of Projections ($MM)

	Fiscal Year Ended April 30, 2001			Fiscal Year Ended April 30, 2002

	Internal Budget	9 Months		Internal Budget	Management
	at Beg. of Yr.(1)	Annualized(2)	% Difference	at Beg. of Yr.(1)	9/01 Projections	% Difference

Revenue
Chemical Specialties	NA	$169.9	NA	$184.7	$166.1	(10.1%)
Plumbmaster	86.2	77.8	(9.8%)	80.9	116.2	43.6%
Partsmaster	46.1	42.6	(7.5%)	45.7	44.9	(1.7%)
RPG	24.1	27.6	14.6%	28.4	30.0	5.5%
Landmark	42.7	41.3	(3.2%)	39.7	44.4	11.8%
Western Europe	203.3	155.1	(23.7%)	170.0	148.4	(12.7%)
Eastern Europe	34.6	26.3	(24.1%)	32.0	27.3	(14.7%)
Latin America	37.4	36.2	(3.3%)	45.8	37.3	(18.5%)
Asia	29.2	27.9	(4.5%)	32.2	27.5	(14.5%)

Total	NA	$604.6	NA	$659.4	$642.1	(2.7%)
Operating Income
Chemical Specialties	NA	$16.8	NA	$18.9	$14.1	(25.5%)
Plumbmaster	4.5	5.0	9.4%	3.6	6.9	91.0%
Partsmaster	8.2	5.0	(38.7%)	7.2	4.5	(37.6%)
RPG	3.7	3.8	1.4%	4.2	4.7	10.9%
Landmark	2.3	1.1	(50.5%)	0.9	—	(100.0%)
Western Europe	11.6	5.4	(53.5%)	6.6	19.3	192.6%
Eastern Europe	4.9	2.8	(41.5%)	5.8	6.1	5.8%
Latin America	6.8	3.2	(52.6%)	8.2	2.6	(68.4%)
Asia	4.1	3.3	(20.5%)	4.7	2.6	(44.1%)

Total	NA	$46.4	NA	$60.1	$60.8	1.1%

Note: Operating income excludes unallocated corporate overhead expenses.
(1) Projections made during the fourth quarter of the previous fiscal year.
(2) Estimates made during the fourth quarter of fiscal year 2001, utilizing nine months of actual results.

DRAFT

Financial Projections

Overview of Management Projections

•	In April 2001, Company management prepared its first set of projections for all operating segments on a consolidated basis

	•	Management has advised that these were prepared independently of plans previously prepared by divisional managers

•	The projections were subsequently revised by management in July 2001 to reflect deteriorating results and softening economic conditions

	•	The April projections were prepared before the Company’s fourth quarter results were available

	•	Revisions were made partly in response to the shortfall in NCH’s fourth quarter results

	•	The largest downward revision occurred in Chemical Specialties, which management attributed to a softening construction market, increasing price sensitivity by customers and an ongoing trend of vendor consolidation

•	The projections were revised again in mid-September in response to the September 11 attacks

	•	Management felt that NCH would likely suffer in the short-term from a general slowdown in business activity as well as reduced productivity from its direct salespeople

	•	Downward revisions focused more heavily on the Company’s performance in 2002, with performance in 2003 and beyond consistent with the July projections, except in Western Europe

•	The April 2001 projections result in discounted cash flow values approximately 7% to 8% higher than those resulting from the mid-September 2001 projections

	•	The July 2001 projections result in discounted cash flow values approximately 5% to 6% higher than the September ranges

DRAFT

Financial Projections

Projection Comparison — Consolidated ($MM)

(FY Ended April 30)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales
April 2001	$649.6	$650.7	$673.2	$701.6	$725.2	$751.4	3.0%
July 2001	—	642.1	647.2	669.6	697.4	727.0	2.3%
September 2001	—	625.8	647.3	669.6	697.4	727.1	2.3%
Change
July 2001		($8.6)	($26.0)	($32.0)	($27.8)	($24.4)
September 2001		(16.3)	0.1	—	—	0.1
Operating Income
April 2001	$39.8	$41.7	$43.6	$46.4	$48.4	$50.7	6.2%
July 2001	—	31.9	36.3	40.7	44.7	48.3	5.0%
September 2001	—	29.5	34.8	39.2	44.8	48.4	5.0%
Change
July 2001		($9.8)	($7.3)	($5.7)	($3.7)	($2.4)
September 2001		(2.4)	(1.5)	(1.5)	0.1	0.1
Operating Margin
April 2001	6.1%	6.4%	6.5%	6.6%	6.7%	6.7%
July 2001	—	5.0%	5.6%	6.1%	6.4%	6.6%
September 2001	—	4.7%	5.4%	5.9%	6.4%	6.7%

DRAFT

Financial Projections

Projection Comparison — Chemical Specialties ($MM)

(FY Ended April 30)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales
April 2001	$169.5	$173.9	$179.6	$186.1	$192.7	$199.6	3.3%
July 2001	—	166.1	166.1	171.7	177.9	185.0	1.8%
September 2001	—	161.5	166.1	171.7	177.9	185.0	1.8%
Change
July 2001		($7.8)	($13.5)	($14.4)	($14.8)	($14.6)
September 2001		(4.6)	—	—	—	—
Operating Income
April 2001	$16.6	$18.8	$19.4	$20.1	$20.9	$21.6	6.8%
July 2001	—	14.1	15.9	16.8	18.6	19.4	4.0%
September 2001	—	13.5	15.9	16.8	18.6	19.4	4.0%
Change
July 2001		($4.7)	($3.5)	($3.3)	($2.3)	($2.2)
September 2001		(0.6)	—	—	—	—
Operating Margin
April 2001	9.8%	10.8%	10.8%	10.8%	10.8%	10.8%
July 2001	—	8.5%	9.6%	9.8%	10.5%	10.5%
September 2001	—	8.4%	9.6%	9.8%	10.5%	10.5%

Note: Operating income excludes unallocated corporate overhead expenses.

DRAFT

Financial Projections

Projection Comparison — Plumbing Products Group ($MM)

(FY Ended April 30)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales
April 2001	$111.4	$116.2	$121.6	$127.6	$133.5	$139.7	4.6%
July 2001	—	116.2	121.6	127.6	133.5	139.7	4.6%
September 2001	—	113.0	121.6	127.6	133.5	139.7	4.6%
Change
July 2001		$0.0	$0.0	$0.0	$0.0	$0.0
September 2001		(3.2)	—	—	—	—
Operating Income
April 2001	$7.8	$6.9	$8.4	$10.2	$10.6	$11.1	9.2%
July 2001	—	6.9	8.4	10.2	10.6	11.1	9.2%
September 2001	—	6.6	8.4	10.2	10.6	11.1	9.2%
Change
July 2001		$0.0	$0.0	$0.0	$0.0	$0.0
September 2001		(0.3)	—	—	—	—
Operating Margin
April 2001	7.0%	5.9%	6.9%	8.0%	7.9%	7.9%
July 2001	—	5.9%	6.9%	8.0%	7.9%	7.9%
September 2001	—	5.8%	6.9%	8.0%	7.9%	7.9%

Note: Operating income excludes unallocated corporate overhead expenses.

DRAFT

Financial Projections

Projection Comparison — Partsmaster Group ($MM)

(FY Ended April 30)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales
April 2001	$43.6	$45.2	$47.5	$49.8	$52.2	$54.8	4.7%
July 2001	—	44.9	46.3	47.6	49.1	50.5	3.0%
September 2001	—	43.7	46.3	47.6	49.1	50.5	3.0%
Change
July 2001		($0.3)	($1.2)	($2.2)	($3.1)	($4.3)
September 2001		(1.2)	—	—	—	—
Operating Income
April 2001	$4.9	$6.3	$6.6	$6.9	$7.2	$7.6	11.6%
July 2001	—	4.5	4.6	4.8	4.9	5.1	1.0%
September 2001	—	4.3	4.6	4.8	4.9	5.1	1.0%
Change
July 2001		($1.8)	($2.0)	($2.1)	($2.3)	($2.5)
September 2001		(0.2)	—	—	—	—
Operating Margin
April 2001	11.2%	13.9%	13.9%	13.9%	13.8%	13.9%
July 2001	—	10.0%	9.9%	10.1%	10.0%	10.1%
September 2001	—	9.8%	9.9%	10.1%	10.0%	10.1%

Note: Operating income excludes unallocated corporate overhead expenses.

DRAFT

Financial Projections

Projection Comparison — Landmark Direct ($MM)

(FY Ended April 30)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales
April 2001	$41.9	$44.7	$54.2	$58.0	$63.7	$70.0	10.8%
July 2001	—	44.4	47.3	50.6	54.2	57.9	6.7%
September 2001	—	43.2	47.3	50.6	54.2	57.9	6.7%
Change
July 2001		($0.3)	($6.9)	($7.4)	($9.5)	($12.1)
September 2001		(1.2)	—	—	—	—
Operating Income
April 2001	$0.2	$1.8	$3.1	$3.4	$3.7	$4.1	112.8%
July 2001	—	—	1.2	2.5	2.7	2.9	95.1%
September 2001	—	—	1.2	2.5	2.7	2.9	95.1%
Change
July 2001		($1.8)	($1.9)	($0.9)	($1.0)	($1.2)
September 2001		—	—	—	—	—
Operating Margin
April 2001	0.5%	4.0%	5.7%	5.9%	5.8%	5.9%
July 2001	—	0.0%	2.5%	4.9%	5.0%	5.0%
September 2001	—	0.0%	2.5%	4.9%	5.0%	5.0%

Note: Operating income excludes unallocated corporate overhead expenses.

DRAFT

Financial Projections

Projection Comparison — Retail Products Group ($MM)

(FY Ended April 30)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales
April 2001	$26.2	$28.1	$32.3	$37.1	$42.7	$49.1	13.4%
July 2001	—	30.0	33.0	36.3	39.9	43.9	10.9%
September 2001	—	29.2	33.0	36.3	39.9	43.9	10.9%
Change
July 2001		$1.9	$0.7	($0.8)	($2.8)	($5.2)
September 2001		(0.8)	—	—	—	—
Operating Income
April 2001	$4.1	$3.4	$3.9	$4.5	$5.1	$5.9	9.5%
July 2001	—	4.7	5.1	5.7	6.2	6.9	13.9%
September 2001	—	4.5	5.1	5.7	6.2	6.9	13.9%
Change
July 2001		$1.3	$1.2	$1.2	$1.1	$1.0
September 2001		(0.2)	—	—	—	—
Operating Margin
April 2001	15.6%	12.1%	12.1%	12.1%	11.9%	12.0%
July 2001	—	15.7%	15.5%	15.7%	15.5%	15.7%
September 2001	—	15.4%	15.5%	15.7%	15.5%	15.7%

Note: Operating income excludes unallocated corporate overhead expenses.

DRAFT

Financial Projections

Projection Comparison — Western Europe ($MM)

(FY Ended February 28)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales
April 2001	$163.9	$148.4	$139.5	$139.5	$132.1	$125.0	(5.3%)
July 2001	—	148.4	139.5	139.5	143.7	148.0	(2.0%)
September 2001	—	145.1	139.5	139.5	143.7	148.0	(2.0%)
Change
July 2001		$0.0	$0.0	$0.0	$11.6	$23.0
September 2001		(3.3)	—	—	—	—
Operating Income
April 2001	$24.0	$20.8	$19.5	$19.5	$18.5	$17.5	(7.6%)
July 2001	—	19.3	19.5	19.5	20.1	20.7	(3.6%)
September 2001	—	18.6	18.1	18.1	20.1	20.7	(3.6%)
Change
July 2001		($1.5)	$0.0	$0.0	$1.6	$3.2
September 2001		(0.7)	(1.4)	(1.4)	—	—
Operating Margin
April 2001	14.6%	14.0%	14.0%	14.0%	14.0%	14.0%
July 2001	—	13.0%	14.0%	14.0%	14.0%	14.0%
September 2001	—	12.8%	13.0%	13.0%	14.0%	14.0%

Note: Operating income excludes unallocated corporate overhead expenses.

DRAFT

Financial Projections

Projection Comparison — Eastern Europe ($MM)

(FY Ended February 28)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales
April 2001	$28.0	$27.3	$28.4	$29.6	$30.6	$31.6	2.4%
July 2001	—	27.3	27.6	28.4	29.3	30.1	1.5%
September 2001	—	26.7	27.6	28.4	29.3	30.1	1.5%
Change
July 2001		$0.0	($0.8)	($1.2)	($1.3)	($1.5)
September 2001		(0.6)	—	—	—	—
Operating Income
April 2001	$6.3	$6.3	$5.7	$5.3	$5.5	$5.7	(2.5%)
July 2001	—	6.1	5.5	5.4	5.3	5.4	(3.8%)
September 2001	—	5.9	5.5	5.4	5.3	5.4	(3.8%)
Change
July 2001		($0.2)	($0.2)	$0.1	($0.2)	($0.3)
September 2001		(0.2)	—	—	—	—
Operating Margin
April 2001	22.5%	23.1%	20.1%	17.9%	18.0%	18.0%
July 2001	—	22.3%	19.9%	19.0%	18.1%	17.9%
September 2001	—	22.1%	19.9%	19.0%	18.1%	17.9%

Note: Operating income excludes unallocated corporate overhead expenses.

DRAFT

Financial Projections

Projection Comparison — Latin America ($MM)

(FY Ended February 28)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales
April 2001	$36.2	$36.8	$38.6	$40.5	$42.5	$44.7	4.3%
July 2001	—	37.3	38.4	39.6	40.7	42.0	3.0%
September 2001	—	36.5	38.4	39.6	40.7	42.0	3.0%
Change
July 2001		$0.5	($0.2)	($0.9)	($1.8)	($2.7)
September 2001		(0.8)	—	—	—	—
Operating Income
April 2001	$2.7	$2.6	$2.7	$2.8	$3.0	$3.1	3.5%
July 2001	—	2.6	2.7	2.8	3.0	3.1	3.5%
September 2001	—	2.5	2.7	2.8	3.0	3.1	3.5%
Change
July 2001		$0.0	$0.0	$0.0	$0.0	$0.0
September 2001		(0.1)	—	—	—	—
Operating Margin
April 2001	7.5%	7.1%	7.0%	6.9%	7.1%	6.9%
July 2001	—	7.0%	7.0%	7.1%	7.4%	7.4%
September 2001	—	6.8%	7.0%	7.1%	7.4%	7.4%

Note: Operating income excludes unallocated corporate overhead expenses.

DRAFT

Financial Projections

Projection Comparison — Asia ($MM)

(FY Ended February 28)							CAGR
	2001A	2002	2003	2004	2005	2006	'01 - '06

Net Sales
April 2001	$28.9	$30.1	$31.6	$33.5	$35.2	$36.9	5.0%
July 2001	—	27.5	27.5	28.3	29.1	30.0	0.7%
September 2001	—	26.9	27.5	28.3	29.1	30.0	0.7%
Change
July 2001		($2.6)	($4.1)	($5.2)	($6.1)	($6.9)
September 2001		(0.6)	—	—	—	—
Operating Income
April 2001	$3.0	$3.8	$3.6	$3.5	$3.6	$3.8	6.1%
July 2001	—	2.6	2.6	2.7	3.1	3.5	3.9%
September 2001	—	2.5	2.6	2.7	3.1	3.5	3.9%
Change
July 2001		($1.2)	($1.0)	($0.8)	($0.5)	($0.3)
September 2001		(0.1)	—	—	—	—
Operating Margin
April 2001	10.4%	12.6%	11.4%	10.4%	10.2%	10.3%
July 2001	—	9.5%	9.5%	9.5%	10.7%	11.7%
September 2001	—	9.3%	9.5%	9.5%	10.7%	11.7%

Note: Operating income excludes unallocated corporate overhead expenses.

DRAFT

Stock Price Performance

DRAFT

Stock Price Performance

Indexed Stock Price History(1)

•     NCH’s stock has outperformed the S&P 500 in the past year, and was outperforming its peer group before the stock’s sharp decline in June 2001

(1)	Peer group includes: Hawkins, Aceto, JLM Industries, Hughes Supply, Applied Industrial Technologies, Crane Group, Lawson Products, Kaman, Huttig Building Products, Noland, NSI, SCP Pool and Aviall.

DRAFT

Stock Price Performance

Indexed Stock Price History (Cont’d)(1)

•     Over a five-year period, NCH stock has underperformed both its peer group and the S&P 500

Indexed Price ($)
250
200
150
100
50
0
12/03/1996
07/09/1997
02/11/1998
09/16/1998
04/22/1999
11/23/1999
06/28/2000
02/01/2001
09/06/2001
Daily from December 3, 1996 to December 3, 2001
Peer Group Index (1)
NCH
S&P 500

(1)	Peer group includes: Hawkins, Aceto, Hughes Supply, Applied Industrial Technologies, Crane Group, Lawson Products, Kaman, Noland, NSI, SCP Pool and Aviall.

Stock Price Performance
DRAFT

Stock Price and Volume History

DRAFT

Stock Price Performance

Stock Price and Volume History (Cont’d)

•	NCH stock traded in the low $70s in late 1997 and early 1998, but has not traded above $56.28 in the past year

DRAFT

Stock Price Performance

Historical P/E Ratios

•	The Company’s stock traded in a P/E range of 15x – 16x near the end of fiscal year 1998, as compared to a multiple of approximately 11x today

(1)	Peer group includes: Hawkins, Aceto, JLM Industries, Hughes Supply, Applied Industrial Technologies, Lawson Products, Kaman, Noland, NSI, SCP Pool and Aviall.

DRAFT

Stock Price Performance

Trading Distribution — Last Two Years

•	80% of trading volume has been at or below the Levy Group’s $47.50 per share bid over the last two years

DRAFT

Stock Price Performance

Trading Distribution – Past Year

•	70% of trading volume has been at or below the Levy Group’s $47.50 per share bid over the past year